Exhibit 99.1

FINAL FOR RELEASE Contact Jupiter Wellness, Inc. 561-244-7100 investors@jupiterwellness.com Release Date August 10, 2022

SRM Entertainment Announces

Multi-Year SMURFS License

Smurfs brand and characters to be featured on

custom “Sip With Me” Product Lines

JUPITER, FL / August 10, 2022 – Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced that its SRM Entertainment division has entered into a multi-year licensing agreement with LAFIG Belgium for use of the Smurfs brand name and charcters to be featured on SRM’s proprietary Sip With Me line of childrens hydration and table-top products. The Smurfs license was created by The Brand Liaison as licensing agent for SRM.

Through the new license agreement, SRM will develop a full line of Sip With Me products including its patented double drinking straw tumblers. The Sip With Me Smurf product is expected to launch at retailers in July 2023 just prior to the all-new Smurfs film expected to hit theaters in 2024.

The vibrant and joyful animated Smurfs franchise, teeming with blue characters and comedic adventures has become a family entertainment brand, known worldwide.

“Created by Belgian artist Peyo, Smurfs has captivated the hearts of families all over the world with its colorful characters and optimistic message,” said Rich Miller, CEO of SRM Entertainment. “We look forward to building a strong relationship with LAFIG Belgium and making great drink cups that will inspire children to find their happy place with a spectacular Smurfs line.”

This new licensing agreement builds on SRM Entertainments drive to expand licensing partnerships for its hydration and table-top products, including its patented double drinking straw tumblers and melanine plates and dishes.

About SRM Entertainment

SRM Entertainment is a leading design & manufacturing company of innovative toys, plush and gifts. We partner with the largest entertainment and theme park across the world, to produce exclusive high-quality products. With 30 plus years in the industry we have secured top rated factories with excellent safety record.

About Peyo, LAFIG Belgium/IMPS (International Merchandising Promotions & Services):

IMPS, together with LAFIG Belgium, are the official licensors of the little blue-skinned characters ‘The Smurfs.’ Over the years, IMPS has worked in close collaboration with its agents worldwide to develop successful licensed merchandising, retail and co-branded promotions, publishing activities, broadcasting deals, theme parks, live shows and family entertainment centers that have secured the everlasting success of the Smurfs. IMPS is run by Véronique Culliford, the daughter of Pierre Culliford, the creator of the Smurfs, who is better known under his pseudonym Peyo. Véronique has run IMPS since 1984 and controls with LAFIG Belgium the rights to the Smurfs characters and the Smurfs licensing worldwide.

About Jupiter Wellness

Jupiter Wellness researches, develops, licenses, and sells various products in the wellness field focused on hair, skin, and sexual health. Its PhotocilTM, Minoxidil Booster, and NoStingz are currently sold and licensed to sell in over 30 countries worldwide. For more information, please visit www.JupiterWellness.com.

Media Contact

Phone: 407-808-0569
Email: Taft@SRMentertainment.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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